Exhibit 99.2
Investor Presentation July 2006 William A. Long, President and Chief Executive Officer For further information please contact: Edwin Laws, Vice President & Chief Financial Officer Office: (336) 526-6313, Fax: (336) 835-8858 Email: edwin.laws@yadkinvalleybank.com

Forward-Looking Statement This presentation contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Yadkin Valley Bank and Trust Company Annual Report filed on Form 10-K with the Federal Deposit Insurance Corporation.

What You Will Learn Today . . . Who & Where We Are What Drives Us Our Operating Strategy Our Performance

Who We Are Yadkin Valley Financial Corporation was formed July 1, 2006 as a holding company for the bank, Yadkin Valley Bank and Trust Company. Yadkin Valley Bank was chartered by the state of North Carolina in 1968. Our Bank is focused on starting, servicing and expanding small business relationships. We believe the real strength of any economy is the businesses owned and managed by people with a true attachment to the local area.

Experienced Leadership Team

Who We Are Yadkin Valley Bank services over 106,000 customers through 23 branches in eight counties in Northwestern and Piedmont North Carolina. At the end of June 30, 2006, the Bank had over $1.08 billion in assets, over $867 million in Deposits and over $810 million in loans. We are well capitalized and poised to grow rapidly over the next five years. Yadkin Valley Bank seeks to become the premier financial institution in each market we serve.

Retail Banking Offices Where We Are

Hickory Richmond Douglasville Easley Asheboro Raleigh (2) Atlantic Beach Wilmington Wilson Greenville Sidus Financial LLC NC VA SC GA FL PA MD OH WV KY TN AL MS AK LA DE

Acquisition History Nov. 3, 1995: UCB Branch, Elkin, N. C. O Loans & $25 MM in Deposits Aug. 1, 2002: Main Street BankShares, Inc. 6 branches in four cities 2 Counties (Iredell & Mecklenburg Counties) $247MM in total assets/$180MM in Loans/ $210MM in Deposits

Acquisition History Jan. 1, 2004: High Country Financial Corporation (High Country Bank) 5 branches in two cities w/1 new branch in progress for a total of 6 branches 2 Counties (Watauga & Ashe Counties) $184MM in total assets $155MM in total loans $163MM in total deposits

Acquisition History October 1, 2004: Sidus Financial LLC - A mortgage company located in Greenville, North Carolina serving approximately 50 banks as their mortgage broker, with 8 production offices and licensed in 12 States (NC, SC, GA, FL, AL, AR, VA, WV, KY, TN, MD, & DE)

Our Core Values Drive Us . . . The customer is the reason we exist. We respect employees. We are a for-profit business. We are honest people. We are community-minded.

Our Strategy Is Simple . . . Be the "The" Local Bank Retain & Grow What We Have Target Profitability Focused Growth Execute

Be"The"Local Bank Exceptional Customer Service Autonomy At City Level Having the Best People in the Right Places Experienced Staff Community Involvement

Retain & Grow What We Have Knowledge of Customer Base Solicit Customers That Value Personal Service Providing Right Products Emphasis on Profitable Customers Saturday Banking Organized Calling Effort Low Staff Turnover

Target Profitability Expectation of Our Shareholders Net Interest Margin Operating Efficiency Noninterest Income

Focused Growth Build Market Share In Existing Markets Retention Moving Below Average Customers Toward Profitability Competitive Products Remote ATMs On-line Banking Develop Noninterest Sources of Income Electronic Cash Letter

Deposit Share by City/County City % of Market Share County % of Market Share Cornelius 7.67% Mecklenburg 0.04% Huntersville 5.35% Mecklenburg Jefferson (2) 54.41% Ashe 29.85% West Jefferson 21.54% Ashe North Wilkesboro 17.18% Wilkes 13.28% Wilkesboro 10.19% Wilkes Statesville (3) 14.00% Iredell 11.30% Mooresville (3) 10.08% Iredell Elkin (2) 29.47% Surry 8.63% Jonesville 74.61% Yadkin East Bend 100.00% Yadkin 23.30% Yadkinville 5.85% Yadkin Boone (4) 17.77 Watauga 16.38% The market share information above is the latest (as of 6/30/05) information provided by the FDIC.

Focused Growth Continue Expansion Acquisitions Loan Production Offices De Novo

Execute We understand that all banks have strategic plans. At Yadkin Valley Bank, we concentrate on execution of our strategies. Execution has been and will always be our primary reason for success.

Peer Group

Performance

Performance

Performance

Performance

Performance

Summary of Peer Group Analysis Yadkin's ROA of 1.18% exceeds the Peer Group average ROA of 1.12%. Yadkin's ROE of 10.15% is below the Peer Group ROE of 11.55% due to the goodwill of $32.1 million resulting from the three most recent acquisitions. Yadkin's Net Interest Margin of 4.77% exceeds the Peer Group's 4.33%, but its cost of funds is 42 basis points below the Peer Group and Operating Efficiency is 58.50% compared to the Peer average of 59.05%.

Summary of Peer Group Analysis Yadkin's Capital to Assets Ratio of 11.61% is significantly above the peer average of 9.93%. Yadkin's Nonperforming Loans are 0.44% of Total Loans, below the Peer average of 0.65%. Our ratio of Net Charge Offs to Average Loans of 0.03% is lower than the Peer average net charge offs of 0.17%.

Why YAVY Is A Good Investment

ADDITIONAL INFORMATION

LOAN PORTFOLIO COMPOSITION

Loan Portfolio Duration As a % of Total Loans

Diluted EPS 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 Jan-Jun 05 Jan-Jun 06 2Q05 2Q06 0.58 0.63 0.68 0.75 0.83 0.91 0.83 0.89 1 0.89 1.03 0.49 0.59 0.26 0.32 Column 2

Dividends Per Share 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 Jan-Jun 05 Jan-Jun 06 2Q 05 2Q 06 0.12 0.15 0.19 0.23 0.32 0.37 0.4 0.4 0.4 0.4 0.43 0.21 0.23 0.11 0.12

Funds Composition

PRESS RELEASE July 27, 2006 FOR IMMEDIATE RELEASE Yadkin Valley Financial Corporation Announces an Increase in Net Income of 21.8% for the Second Quarter Yadkin Valley Financial Corporation, Elkin, NC (NASDAQ: YAVY - news), the holding company for Yadkin Valley Bank and Trust Company, reports earnings of $3,419,825 for the quarter ended June 30, 2006, an increase of 21.8% as compared with earnings of $2,807,320 for the same quarter last year. Basic and diluted earnings per share were $0.32 and $0.26, for the quarters ended June 30, 2006 and 2005, respectively. Return on equity increased to 11.49% for the quarter ended June 30, 2006 from 9.87% for the quarter ended June 30, 2005, and return on tangible equity increased to 16.79% from 14.82% for the same periods. Earnings for the six months ended June 30, 2006 were $6,348,037, a 20.5% increase over the prior year. Year to date diluted earnings per share were $0.59 and $0.49, respectively, for June 30, 2006 and 2005. Year to date basic earnings per share were $0.60 and $0.49, for the same periods. Return on equity increased to 10.78% for the six- month period ended June 30, 2006 from 9.41% for the six-month period ended June 30, 2005, and return on tangible equity increased to 15.82% from 14.16% for the same periods. Total assets grew by $56.0 million (5.5%) for the six month period ended June 30, 2006 and by $89.5 million (9.0%) since June 30, 2005. Deposit growth of $52.7 million (6.5%) for the first six months of 2006 was used to fund $37.4 million growth in net loans held for investment with the remainder being invested in securities and overnight funds. The net interest margin expanded to 4.51% in the first six months of 2006 from 4.02% in the first six months of 2005.

July 27, 2006 Press Release Continued Commenting on the results, Bill Long, President and CEO, stated, "We are pleased to report growth in earnings per share of $0.06 or 23% over the second quarter of 2005 and $0.10 or 20% over the first six months of 2005. Consistent growth in deposits, loans, net interest margin and noninterest income have combined to provide the earnings growth that our shareholders expect and deserve. I appreciate the work of our employees and leadership of our board to produce these results. Asset growth continues to be driven by our ability to attract core deposits, primarily noninterest-bearing and time certificates at competitive market rates. Noninterest-bearing deposits have grown by $24.1 million or 17.7% since year end. We added $30.1 million in jumbo CDs and $20.0 million in other CDs since year end from a combination of new deposits and transfers from money market accounts. Our strong loan growth has enabled us to make this additional funding from deposits profitable. Total loans and deposits from the four new branches opened over the last nineteen months were $39.3 million and $56.1 million, respectively, at June 30, 2006. Sidus Financial, LLC, our mortgage lending subsidiary, closed $414.4 million of mortgage loans over the first six months of 2006 compared with $396.3 million for the first six months of 2005, despite a decline in the industry volume. We expect to continue this progress during the remainder of 2006." Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-three branches throughout its three regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Surry, Wilkes, and Yadkin counties. The Piedmont Bank region serves Iredell and Mecklenburg counties. The High Country Bank region serves Avery and Watauga counties. The Bank provides mortgage services through its subsidiary, Sidus Financial, LLC, acquired on October 1, 2004 and headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.

July 27, 2006 Press Release Continued This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

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Financial Highlights Thru 6/30/2006 vs. 6/30/2005 Loans Held for Investment up 8.3% to $810,326,177 Deposits up 9.6% to $867,089,139 Assets up 6.7% to $1,080,263,527 Book Value from $10.65 to $11.19 Tang. Book Value from $7.10 to $7.66

Financial Highlights Thru 6/30/2006 vs. 6/30/2005 Net Income/Diluted Share YTD from $0.49 to $.59 Return on Assets from 1.11% to 1.24% Return on Equity from 9.41% to 10.78% Return on Tang. Equity from 14.16% to 15.82% Dividends/Share from $0.11 per quarter to $0.12 per quarter